EXHIBIT 99.1

Enerpac Tool Group Reports Third Quarter Fiscal 2026 Results*

Announces Definitive Agreement to Acquire SFE Group

  Net sales were $168 million, a 6% increase compared to the prior year, with a 3% increase in organic sales1.
  IT&S Product sales increased 5% organically year over year.
  Net earnings were $29.8 million, or $0.58 per diluted share. Adjusted net earnings were $31.0 million, or $0.60 per diluted share. Reported and adjusted EPS include a $0.08 benefit related to the expected refund of tariffs imposed under the International Emergency Economic Powers Act (IEEPA).
  Year-to-date operating cash flow was $69 million, up from $56 million in the prior year.
  Returned approximately $15 million in the quarter to shareholders through share repurchases.
  The company has updated its Fiscal 2026 guidance to reflect current conditions.
  For more details on the acquisition, refer to ir.enerpactoolgroup.com/news.

*This press release contains financial measures in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) in addition to non-GAAP financial measures. Reconciliations of the non-GAAP financial measures to the comparable GAAP measures are presented in the tables accompanying this release.
1Organic sales represent net sales excluding the impact of foreign exchange rates, acquisitions, and divestitures. A reconciliation of organic sales to comparable net sales is presented in the tables accompanying this release.

MILWAUKEE, July 07, 2026 (GLOBE NEWSWIRE) -- Enerpac Tool Group Corp. (NYSE: EPAC) (the “Company” or “Enerpac”) today announced results for its fiscal third quarter ended May 31, 2026.

“We were pleased with the performance of our business and the solid growth we delivered in the third quarter of fiscal 2026,” said Paul Sternlieb, Enerpac Tool Group's President & CEO. “Within the Industrial Tool & Service (IT&S) segment, product sales increased 5 percent organically year over year, reflecting the underlying strength of the business. While we saw continued market challenges in the quarter due to the conflict in the Middle East, we are encouraged by the strong sequential growth in our Service business and expect to see continued improvement as we realize the benefits of our focused commercial activities and restructuring actions over the coming quarters.”

As announced in a press release issued earlier today, Enerpac signed a definitive agreement to acquire Specialized Fabrication Equipment Group LLC (SFE Group), a global provider of specialized fabrication, welding, portable machining, and material-handling equipment. Sternlieb explained, “The acquisition of SFE Group will add a premium brand platform of complementary products with a record of strong growth and profitability, while expanding our presence in higher-growth end markets and geographies.” The press release is available on the Enerpac Tool Group investor relations website at ir.enerpactoolgroup.com/news.

Consolidated Results
(US$ in millions, except per share)
	Three Months Ended		Nine Months Ended
	May 31, 2026	May 31, 2025	May 31, 2026	May 31, 2025
Net Sales	$167.6	$158.7	$466.6	$449.4
Net Earnings	29.8	22.0	65.2	64.7
Diluted EPS	0.58	0.41	1.24	1.18
Adjusted Diluted EPS	0.60	0.51	1.35	1.29
Adjusted EBITDA	46.9	41.0	112.2	109.1

Third Quarter Fiscal 2026 Consolidated Results Comparisons

Consolidated net sales for the third quarter of fiscal 2026 were $167.6 million compared to $158.7 million in the prior-year period, an increase of 6%. On an organic basis, sales increased 3% year over year, consisting of 2% growth at IT&S and 25% growth at Cortland Biomedical.

Within IT&S, product sales increased 5% organically while service revenue declined 8% organically year over year. Service revenue improved 17% sequentially, demonstrating progress toward the Company’s profitable growth objectives.

Gross profit margin increased 260 basis points year over year to 53.0%, including the benefit from the expected refund of IEEPA tariffs.

Selling, general and administrative expenses (SG&A) of $45.8 million decreased $1.2 million year over year. SG&A expense includes M&A charges of $1.6 million in the third quarter of fiscal 2026 and $6.6 million of restructuring and M&A charges in the third quarter of fiscal   2025.

Third quarter fiscal 2026 net earnings and diluted EPS were $29.8 million and $0.58 respectively, compared to $22.0 million and $0.41, respectively, in the year-ago period.

Third quarter adjusted EBITDA was $46.9 million, which includes a $5.7 million net benefit from the expected refund of IEEPA tariffs, compared to $41.0 million in the year-ago period. Adjusted EBITDA margin increased 210 basis points year over year to 28.0%.

Through the first nine months of fiscal 2026, the Company generated $69 million in cash from operations, up from $56 million in the prior-year comparable period.

Balance Sheet and Leverage
(US$ in millions)	May 31, 2026	February 28, 2026	May 31, 2025
Cash Balance	$115.7	$98.7	$140.5
Debt Balance	$184.8	$187.3	$190.9
Net Debt to Adjusted EBITDA[2]	0.5x	0.6x	0.4x

Net debt on May 31, 2026, was $69.1 million, resulting in a net debt to adjusted EBITDA ratio of 0.5 times. The Company repurchased approximately 420,000 shares of its common stock in the third quarter of fiscal 2026 for a total of $15 million under its share repurchase program announced in October 2025. Out of the $200 million authorized by the board of directors, approximately $120 million remains.

Outlook

“We were pleased with the solid organic growth in our product business as well as the sequential improvement in Service,” said Darren Kozik, Executive Vice President and Chief Financial Officer. “While we continue to implement the Service improvement plan, we expect to see near-term pressure from the Service business and geopolitical events.”

The Company has narrowed and updated its fiscal 2026 guidance:

Metric	Previous Full-Year Guidance	Revised Full-Year Guidance
Net Sales	$635 million to $650 million	$635 million to $645 million
Organic Growth	1% to 3%	1% to 2%
Adjusted EBITDA	$158 million to $163 million	$151 million to $156 million
Adjusted Diluted EPS	$1.85 to $1.92	$1.84 to $1.89
Free Cash Flow	$100 million to $110 million	No Change

Conference Call Information

An investor conference call is scheduled for 7:30 am CT on July 8, 2026. Webcast information and conference call materials, including an earnings presentation, are available on the Investor section of the Enerpac Tool Group website (www.enerpactoolgroup.com).

1Organic sales represent net sales excluding the impact of foreign exchange rates, acquisitions, and divestitures. A reconciliation of organic sales to comparable net sales is presented in the tables accompanying this release.

2Calculated in accordance with the terms of the Company’s September 2022 Senior Credit Facility.

Safe Harbor Statement

Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. In addition to statements with respect to guidance, the terms “outlook,” “may,” “should,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “objective,” “plan,” “project” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to inherent risks and uncertainties that may cause actual results or events to differ materially from those contemplated by such forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from the forward-looking statements, general economic uncertainty; the impact of geopolitical activity, including the armed conflicts in the Middle East, including the impact on shipping in the area and the invasion of Ukraine by Russia and international sanctions imposed in response thereto; market conditions in the industrial, oil & gas, energy, power generation, infrastructure, commercial construction, truck and automotive industries, including as a result of significant volatility in oil prices resulting from disruptions in the oil markets as a result of geopolitical activity; supply chain risks, including disruptions in deliveries from suppliers due to political tensions and armed conflicts; uncertainties with respect to the imposition, or threat of imposition, of tariffs and other trade restrictions, including  whether or when the Company will receive refunds for the tariffs imposed pursuant to the International Emergency Economic Powers Act that were invalidated by the U.S. Supreme Court in February 2026; the ability of the Company to achieve its plans or objectives related to its growth strategy; market acceptance of existing and new products; market acceptance of price increases; successful integration of acquisitions, the impact of dispositions and restructurings; the ability of the Company to continue to achieve or maintain operational improvements related to restructuring actions; operating margin risk due to competitive pricing and operating efficiencies; risks related to reliance on independent agents and distributors for the distribution and service of products; material, labor, or overhead cost increases; tax law changes; foreign currency risk; interest rate risk; commodity risk; litigation matters; cybersecurity risk; impairment of goodwill or other intangible assets; the Company’s ability to access capital markets and other risks and uncertainties that may be referred to or noted in the Company’s reports filed with the Securities and Exchange Commission from time to time, including those described in the Company’s Form 10-K for the fiscal year ended August 31, 2025. In addition, statements with respect to the anticipated completion of the acquisition of SFE Group and the anticipated post-closing contributions of SFE Group to the Company’s operations and consolidated results are subject to risks and uncertainties that include, but are not limited to: the ultimate outcome, benefits and synergies of the acquisition of SFE Group and future financial performance, including revenues, cash flows, operating expenses and profitability, involve risks and uncertainties, and are subject to change based on various important factors, including the timing of and any potential delay in consummating the proposed acquisition of SFE Group, the risk that the conditions to closing of the acquisition of SFE Group (including the necessary regulatory approvals) may not be satisfied in the anticipated timeframe or at all and that such transaction may not close; the risk that regulatory approvals required for the acquisition of SFE Group is obtained subject to conditions that are not anticipated; the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement with respect to the acquisition of SFE Group; the possibility of unexpected costs, liabilities or delays in connection with the acquisition of SFE Group; risks that the acquisition disrupts current plans and operations of Enerpac Tool Group; the risk that disruptions from the transaction may make it more difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with SFE Group’s customers, distributors, vendors and others with whom it does business; risks and uncertainties with respect to the Company’s ability to recognize the anticipated benefits of the transaction; the outcome of any legal proceedings that may arise with respect to the transaction; and the impact of changes in relevant national and regional economies. Enerpac Tool Group disclaims any obligation to publicly update or revise any forward-looking statements as a result of new information, future events or any other reason, except to the extent required by law.

Non-GAAP Financial Information

This press release contains financial measures that are not measures presented in conformity with GAAP. These non-GAAP measures include organic sales, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net earnings, adjusted diluted earnings per share, adjusted operating profit, segment adjusted operating profit and adjusted EBITDA, adjusted SG&A expense, free cash flow and net debt. This press release includes reconciliations of non-GAAP measures to the most comparable GAAP measure, included in the tables attached to this press release or in footnotes to the tables included in this press release. Management believes the non-GAAP measures presented in this press release are commonly used financial measures for investors to evaluate Enerpac Tool Group’s operating performance and financial position with respect to the periods presented and, when read in conjunction with the condensed consolidated financial statements, present a useful tool to evaluate ongoing operations and provide investors with metrics they can use to evaluate aspects of the Company’s performance from period to period. In addition, these are some of the financial metrics management uses in internal evaluations of the overall performance of the Company’s business. Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. Adjusted diluted earnings per share anticipated for fiscal year 2026 is calculated in a manner consistent with the historical presentation of that measure in the accompanying tables. Because of the forward-looking nature of this estimate, it is impractical to present a quantitative reconciliation of this non-GAAP measure to the comparable GAAP measure, and accordingly no such GAAP measure for that period is being presented.

About Enerpac Tool Group

Enerpac Tool Group Corp. is a premier industrial tools, services, technology, and solutions provider serving a broad and diverse set of customers and end markets for mission-critical applications in more than 100 countries. The Company makes complex, often hazardous jobs possible safely and efficiently. Enerpac Tool Group’s businesses are global leaders in high pressure hydraulic tools, controlled force products, and solutions for precise positioning of heavy loads that help customers safely and reliably tackle some of the most challenging jobs around the world. The Company was founded in 1910 and is headquartered in Milwaukee, Wisconsin. Enerpac Tool Group common stock trades on the NYSE under the symbol EPAC. For further information on Enerpac Tool Group and its businesses, visit the Company's website at www.enerpactoolgroup.com.

(tables follow)

Enerpac Tool Group Corp.
Condensed Consolidated Statements of Earnings
(In thousands, except per share amounts)

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	May 31,	May 31,	May 31,	May 31,
	2026	2025	2026	2025
Net sales	$167,553	$158,661	$466,568	$449,385
Cost of products sold	78,769	78,758	232,787	221,400
Gross profit	88,784	79,903	233,781	227,985

Selling, general and administrative expenses	45,819	41,125	130,958	124,865
Amortization of intangible assets	1,597	1,235	4,663	3,625
Restructuring charges	-	5,862	3,283	5,862
Operating profit	41,368	31,681	94,877	93,633

Financing costs, net	2,262	2,395	6,637	7,535
Other expense, net	413	947	1,875	2,184
Earnings before income tax expense	38,693	28,339	86,365	83,914

Income tax expense	8,895	6,295	21,127	19,246
Net earnings	$29,798	$22,044	$65,238	$64,668

Earnings per share
Basic	$0.58	$0.41	$1.25	$1.19
Diluted	0.58	0.41	1.24	1.18

Weighted average common shares outstanding
Basic	51,316	54,051	52,059	54,230
Diluted	51,568	54,417	52,405	54,679

Enerpac Tool Group Corp.
Condensed Consolidated Balance Sheets
(In thousands)

	(Unaudited)
	May 31,	August 31,
	2026	2025
Assets
Current assets
Cash and cash equivalents	$115,680	$151,558
Accounts receivable, net	105,866	106,085
Inventories, net	84,995	78,774
Other current assets	51,975	39,701
Total current assets	358,516	376,118

Property, plant and equipment, net	54,843	53,275
Goodwill	289,516	289,787
Other intangible assets, net	44,412	46,942
Other long-term assets	64,256	61,745

Total assets	$811,543	$827,867

Liabilities and Shareholders' Equity
Current liabilities
Current maturities of long-term debt	$10,000	$7,500
Trade accounts payable	38,146	42,944
Accrued compensation and benefits	25,001	28,108
Income taxes payable	9,178	5,425
Other current liabilities	51,945	53,125
Total current liabilities	134,270	137,102

Long-term debt, net	174,793	182,168
Deferred income taxes	7,223	6,192
Pension and postretirement benefit liabilities	6,349	7,147
Other long-term liabilities	64,880	61,564
Total liabilities	387,515	394,173

Shareholders' equity
Common stock	10,226	10,589
Additional paid-in capital	247,909	243,137
Retained earnings	268,620	284,102
Accumulated other comprehensive loss	(102,727)	(104,134)
Stock held in trust	(4,860)	(3,542)
Deferred compensation liability	4,860	3,542
Total shareholders' equity	424,028	433,694

Total liabilities and shareholders' equity	$811,543	$827,867

Enerpac Tool Group Corp.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Nine Months Ended
	May 31,	May 31,
	2026	2025
Operating Activities
Cash provided by operating activities	$69,263	$56,030

Investing Activities
Capital expenditures	(9,241)	(16,360)
Cash paid for business acquisitions, net of cash acquired	-	(26,744)
Other	(2,007)	-
Cash used in investing activities	$(11,248)	$(43,104)

Financing Activities
Principal repayments on term loan	(5,000)	(3,750)
Borrowings on revolving credit facility	14,000	14,421
Principal repayments on revolving credit facility	(14,000)	(14,421)
Purchase of treasury shares	(81,134)	(28,594)
Stock options and taxes paid related to the net share settlement of equity awards	(4,570)	(5,460)
Payment of cash dividend	(2,119)	(2,167)
Other	(949)	-
Cash used in financing activities	$(93,772)	$(39,971)

Effect of exchange rate changes on cash	(121)	457

Net decrease from cash and cash equivalents	$(35,878)	$(26,588)
Cash and cash equivalents - beginning of period	151,558	167,094
Cash and cash equivalents - end of period	$115,680	$140,506

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP Measures to Non-GAAP Measures
(Dollars in thousands)
	Fiscal 2025					Fiscal 2026
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
Net Sales
Industrial Tools & Services Segment	$140,134	$140,716	$153,374	$161,602	$595,825	$137,762	$148,685	$160,966	$-	$447,413
Other	5,062	4,812	5,287	5,913	21,074	6,446	6,122	6,587	-	19,155
Enerpac Tool Group	$145,196	$145,528	$158,661	$167,515	$616,899	$144,208	$154,807	$167,553	$-	$466,568

% Net Sales Growth (Decline) Year over Year
Industrial Tools & Services Segment	2%	4%	5%	5%	4%	-2%	6%	5%	-	3%
Other	3%	33%	19%	10%	15%	27%	27%	25%	-	26%
Enerpac Tool Group	2%	5%	6%	6%	5%	-1%	6%	6%	-	4%

Adjusted Selling, general and administrative expenses
Selling, general and administrative expenses	$42,318	$41,423	$41,125	$42,055	$166,920	$43,095	$42,042	$45,819	$-	$130,958
M&A charges (1)	(152)	(258)	(714)	(292)	(1,415)	(91)	(1,118)	(1,577)	-	(2,786)
Adjusted Selling, general and administrative expenses	$42,166	$41,165	$40,411	$41,763	$165,505	$43,004	$40,924	$44,242	$-	$128,172

Adjusted Selling, general and administrative expenses %
Enerpac Tool Group	29.0%	28.3%	25.5%	24.9%	26.8%	29.8%	26.4%	26.4%	-	27.5%

Adjusted Operating profit
Operating profit	$31,132	$30,820	$31,681	$39,837	$133,471	$28,490	$25,020	$41,368	$-	$94,877
Restructuring charges	-	-	5,862	-	5,862	-	3,283	-	-	3,283
M&A charges	152	261	714	292	1,419	91	1,120	1,577	-	2,788
Adjusted Operating profit	$31,284	$31,081	$38,257	$40,129	$140,752	$28,581	$29,423	$42,945	$-	$100,948

Adjusted Operating profit by Segment
Industrial Tools & Services Segment	$38,074	$38,748	$42,837	$47,092	$166,751	$35,740	$34,834	$48,739	$-	$119,312
Other	1,319	1,301	2,083	1,360	6,063	2,214	1,595	2,073	-	5,882
Corporate / General	(8,109)	(8,968)	(6,663)	(8,323)	(32,062)	(9,373)	(7,006)	(7,867)	-	(24,246)
Adjusted operating profit	$31,284	$31,081	$38,257	$40,129	$140,752	$28,581	$29,423	$42,945	$-	$100,948

Adjusted Operating profit %
Industrial Tools & Services Segment	27.2%	27.5%	27.9%	29.1%	28.0%	25.9%	23.4%	30.3%	-	26.7%
Other	26.1%	27.0%	39.4%	23.0%	28.8%	34.3%	26.1%	31.5%	-	30.7%
Adjusted Operating Profit %	21.5%	21.4%	24.1%	24.0%	22.8%	19.8%	19.0%	25.6%	-	21.6%

EBITDA (2)
Net earnings	$21,723	$20,901	$22,044	$28,080	$92,749	$19,131	$16,308	$29,798	$-	$65,238
Financing costs, net	2,770	2,371	2,395	2,376	9,911	2,265	2,111	2,262	-	6,637
Income tax expense	6,152	6,798	6,295	8,734	27,980	6,426	5,807	8,895	-	21,127
Depreciation & amortization	3,514	3,471	3,721	4,968	15,674	4,448	4,336	4,349	-	13,133
EBITDA	$34,159	$33,541	$34,455	$44,158	$146,314	$32,270	$28,562	$45,304	$-	$106,135

Adjusted EBITDA (2)
EBITDA	$34,159	$33,541	$34,455	$44,158	$146,314	$32,270	$28,562	$45,304	$-	$106,135
Restructuring charges	-	-	5,862	-	5,862	-	3,283	-	-	3,283
M&A charges	152	261	714	292	1,419	91	1,120	1,577	-	2,788
Adjusted EBITDA (2)	$34,311	$33,802	$41,031	$44,450	$153,595	$32,361	$32,965	$46,881	$-	$112,206

Adjusted EBITDA (2) by Segment
Industrial Tools & Services Segment	$40,807	$41,313	$45,317	$50,726	$178,163	$38,903	$37,916	$51,901	$-	$128,719
Other	1,546	1,525	2,309	1,579	6,959	2,462	1,808	2,266	-	6,536
Corporate / General	(8,042)	(9,036)	(6,595)	(7,855)	(31,527)	(9,004)	(6,759)	(7,286)	-	(23,049)
Adjusted EBITDA (2)	$34,311	$33,802	$41,031	$44,450	$153,595	$32,361	$32,965	$46,881	$-	$112,206

Adjusted EBITDA % (2)
Industrial Tools & Services Segment	29.1%	29.4%	29.5%	31.4%	29.9%	28.2%	25.5%	32.2%	-	28.8%
Other	30.5%	31.7%	43.7%	26.7%	33.0%	38.2%	29.5%	34.4%	-	34.1%
Adjusted EBITDA % (2)	23.6%	23.2%	25.9%	26.5%	24.9%	22.4%	21.3%	28.0%	-	24.0%

Notes:
(1) Minimal amounts of M&A Charges were recorded in cost of products sold in Q2 Fiscal 2026 and 2025
(2) EBITDA represents net earnings before financing costs, net, income tax expense, and depreciation & amortization. Neither EBITDA nor adjusted EBITDA are calculated based upon generally accepted accounting principles ("GAAP"). The amounts included in the EBITDA and adjusted EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Earnings. EBITDA and adjusted EBITDA should not be considered as alternatives to net earnings, operating profit or operating cash flows. The Company has presented EBITDA and adjusted EBITDA because it regularly reviews these performance measures. In addition, EBITDA and adjusted EBITDA are used by many of our investors and lenders, and are presented as a convenience to them. The EBITDA and adjusted EBITDA measures presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP Measures to Non-GAAP Measures (Continued)
(Dollars in thousands)
	Fiscal 2025				Fiscal 2026
	Q1	Q2	Q3	YTD	Q1	Q2	Q3	YTD
Net Sales
Industrial Tools & Services Segment	$140,134	$140,716	$153,374	$434,224	$137,762	$148,685	$160,966	$447,413
Other	5,062	4,812	5,287	15,161	6,446	6,122	6,587	19,155
Enerpac Tool Group	$145,196	$145,528	$158,661	$449,385	$144,208	$154,807	$167,553	$466,568

Adjustment: Fx Impact on Net Sales
Industrial Tools & Services Segment	$2,532	$6,057	$3,746	$12,336	$-	$-	$-	$-
Other	-	-	-	-	-	-	-	-
Enerpac Tool Group	$2,532	$6,057	$3,746	$12,336	$-	$-	$-	$-

Adjustment: Impact from Divestitures or Acquisitions on Net Sales
Industrial Tools & Services Segment	-	-	-	-	-	-	-	-
Other	-	-	-	-	-	-	-	-
Enerpac Tool Group	$-	$-	$-	$-	$-	$-	$-	$-

Organic Sales by Segment (3)
Industrial Tools & Services Segment	$142,666	$146,773	$157,120	$446,560	$137,762	$148,685	$160,966	$447,413
Other	5,062	4,812	5,287	15,161	6,446	6,122	6,587	19,155
Enerpac Tool Group	$147,728	$151,585	$162,407	$461,721	$144,208	$154,807	$167,553	$466,568

Organic Sales Growth (Decline) % (3)
Industrial Tools & Services Segment					(3%)	1%	2%	0%
Other					27%	27%	25%	26%
Enerpac Tool Group					(2%)	2%	3%	1%

Industrial Tools & Services Segment Net Sales by Product Line
Industrial Tools & Services Product	$106,087	$113,880	$124,308	$344,274	$112,111	$125,313	$133,531	$370,956
Industrial Tools & Services Service	34,047	26,836	29,066	89,950	25,651	23,372	27,435	76,457
Industrial Tools & Services Segment	$140,134	$140,716	$153,374	$434,224	$137,762	$148,685	$160,966	$447,413

Adjustment: Fx Impact on Net Sales
Industrial Tools & Services Product	$1,760	$4,788	$2,878	$9,427	$-	$-	$-	$-
Industrial Tools & Services Service	772	1,269	868	2,909	-	-	-	-
Industrial Tools & Services Segment	$2,532	$6,057	$3,746	$12,336	$-	$-	$-	$-

Adjustment: Impact from Divestitures or Acquisitions on Net Sales
Industrial Tools & Services Product	-	-	-	-	-	-	-	-
Industrial Tools & Services Service	-	-	-	-	-	-	-	-
Industrial Tools & Services Segment	$-	$-	$-	$-	$-	$-	$-	$-

Industrial Tools & Services Segment Organic Sales by Product Line (3)
Industrial Tools & Services Product	$107,847	$118,668	$127,186	$353,701	$112,111	$125,313	$133,531	$370,956
Industrial Tools & Services Service	34,819	28,105	29,934	92,859	25,651	23,372	27,435	76,457
Industrial Tools & Services Segment	$142,666	$146,773	$157,120	$446,560	$137,762	$148,685	$160,966	$447,413

Organic Sales Growth (Decline) % (3)
Industrial Tools & Services Product					4%	6%	5%	5%
Industrial Tools & Services Service					(26%)	(17%)	(8%)	(18%)
Industrial Tools & Services Segment					(3%)	1%	2%	0%

Notes continued:
(3) Organic Sales is defined as sales excluding the impact to foreign currency changes and the impact from recent acquisitions and divestitures to net sales.

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP Measures to Non-GAAP Measures (Continued)
(In thousands, except per share amounts)
	Fiscal 2025					Fiscal 2026
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
Adjusted Earnings (4)
Net Earnings	$21,723	$20,901	$22,044	$28,080	$92,749	$19,131	$16,308	$29,798	$-	$65,238
Restructuring charges	-	-	5,862	-	5,862	-	3,283	-	-	3,283
M&A charges	152	261	714	292	1,419	91	1,120	1,577	-	2,788
Net tax effect of reconciling items above	(4)	1	(910)	(492)	(1,406)	(20)	(365)	(373)	-	(759)
Adjusted Net Earnings	$21,871	$21,163	$27,710	$27,880	$98,624	$19,202	$20,346	$31,002	$-	$70,550

Adjusted Diluted Earnings per share (4)
Diluted Earnings per share	$0.40	$0.38	$0.41	$0.52	$1.70	$0.36	$0.31	$0.58	$-	$1.24
Restructuring charges, net of tax effect	-	-	0.09	(0.01)	0.09	-	0.06	0.00	-	0.05
M&A charges, net of tax effect	0.00	0.00	0.01	0.00	0.02	0.00	0.02	0.03	-	0.05
Adjusted Diluted Earnings per share	$0.40	$0.39	$0.51	$0.52	$1.81	$0.36	$0.39	$0.60	$-	$1.35

Notes continued:
(4) Adjusted earnings and adjusted diluted earnings per share represent net earnings and diluted earnings per share per the Condensed Consolidated Statements of Earnings net of charges or credits for items to be highlighted for comparability purposes. These measures are not calculated based upon GAAP and should not be considered as an alternative to net earnings or diluted earnings per share or as an indicator of the Company's operating performance. However, this presentation is important to investors for understanding the operating results of Enerpac Tool Group.

For all reconciliations of GAAP measures to Non-GAAP measures, the summation of the individual components may not equal the total due to rounding.

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP To Non-GAAP Guidance
(In millions)
	Fiscal 2026
	Low	High
Reconciliation of GAAP Operating Profit
To Adjusted EBITDA (5)
GAAP Operating profit	$132	$139
Restructuring charges	3	3
Other expense, net	(2)	(2)
Depreciation & amortization	18	16
Adjusted EBITDA	$151	$156

Reconciliation of GAAP Cash Flow From Operations to Free Cash Flow
Cash provided by operating activities	$115	$120
Capital expenditures	(15)	(10)
Free Cash Flow	$100	$110

Notes continued:
(5) Management does not provide guidance on certain GAAP financial measures as we are unable to predict and estimate with certainty items such as potential impairments, refinancing costs, business divestiture gains/losses, discrete tax adjustments, or other items impacting GAAP financial metrics. As a result, we have included only those items about which we are aware and are reasonably likely to occur during the guidance period covered.

Contact:
Christian Audi
Sr. Director, Investor Relations
+1 914 771 1770